UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2005

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 726-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.                                       Entry into a Material Definitive Agreement

On April 20, 2005, the Compensation Committee of the Board of Directors of FEI Company set base salaries and target bonuses, as a percentage of base salaries, for the company’s executive officers for fiscal year 2005.  The base salaries and target bonuses for the company’s named executive officers, as set forth in the company’s proxy statement for its 2005 annual meeting of shareholders filed with the Securities and Exchange Commission and mailed to the company’s shareholders on or about April 13, 2005, and the company’s other executive officers as a group are as follows:

Named Executive Officer:	Base Salary:	Target Bonus (as a Percentage of Base Salary):
Vahé A. Sarkissian	$530,000	110%
John A. Doherty	$250,000	50%
Robert S. Gregg	$315,000	50%
Steven D. Berger	$280,000	60%
Robert H.J. Fastenau	$250,000	50%
Other Executive Officers as a group	$205,000 - $222,000	30 - 40%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: April 26, 2005